UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on February 20, 2023, Eterna Therapeutics Inc., a Delaware corporation (the “Company”), entered into an exclusive license agreement (the “Exclusive License Agreement”) with Factor Bioscience Limited (“Factor”), pursuant to which Factor granted to the Company an exclusive, sublicensable, worldwide license under certain patents owned by Factor (the “Factor Patents”) for the purpose of, among other things, identifying and pursuing certain opportunities to develop products in respect of the Factor Patents and otherwise grant to third parties sublicenses to the Factor Patents.

On July 12, 2023, the Company and Factor entered into an amendment to the Exclusive License Agreement (the “Amendment”), pursuant to which, among other things, the Exclusive License Agreement has been amended to (i) expand the field of use of the Factor Patents to include veterinary uses, (ii) provide that the initial term of the Exclusive License Agreement, which expires on November 22, 2027, will automatically extend for a period of five years (increased from two-and-a-half years) if the Company pays to Factor at least $6.0 million, which may be composed of the fees received by the Company from sublicenses to the Factor Patents (“Sublicense Fees”), other cash on hand, or a combination thereof, (iii) reduce the amount of Sublicense Fees payable by the Company to Factor during the foregoing renewal term from 30% to 20%, (iv) eliminate Factor’s termination rights with respect to Factor Patents that are not sublicensed, or for which an opportunity has not been identified, in each case by a certain date and (v) provide for the Company’s payment to Factor of a monthly maintenance fee in the amount of $416,667, commencing in September 2024.

Dr. Matthew Angel, the Company’s President and Chief Executive Officer, is the co-founder, President, CEO, and a director of Factor Bioscience Inc., which is the parent of Factor.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Exclusive License Agreement, dated as of July 12, 2023, by and between Eterna Therapeutics Inc. and Factor Bioscience Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: July 13, 2023	By:	/s/ Matthew Angel
Chief Executive Officer and President